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                                                                  Exhibit 10.29

                                    AGREEMENT

         Agreement dated March 15, 2000 by and among eB2B Commerce, Inc., a Delaware corporation ("eCom"), and DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company").

         WHEREAS, the parties have entered into an Agreement and Plan of Merger dated December 1, 1999, as amended as of February 29, 2000 (as such agreement may be further amended, modified, supplemented or restated, the "Merger Agreement");

         WHEREAS, the parties have entered into a Loan Agreement dated November 12, 1999, as amended November 19, 1999 and as of February 29, 2000 (as such agreement may be further amended, modified, supplemented or restated, the "Loan Agreement");

         WHEREAS, the parties have entered into a Warrant Agreement dated as of November 12, 1999 (as such agreement may be amended, modified, supplemented or restated, the "Warrant Agreement"), pursuant to which the Company has issued to eCom warrants ("Warrants") to purchase an aggregate of 7,500,000 shares of common stock of the Company; and

         WHEREAS, the parties desire to memorialize and clarify certain understandings and agreements between the parties which are not currently set forth clearly in writing within the foregoing agreements and instruments.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

         1. Condition to Exercise of Warrants. The parties hereby agree, and hereby acknowledge that it has been their intention and understanding at all times since the execution of the Warrant Agreement, that the Warrants have been and are exercisable at any time from the issuance thereof until the earlier of the Maturity Date (as defined in the Loan Agreement) or the closing of the merger contemplated by the Merger Agreement, but only in the event that: (i) the Merger Agreement is terminated pursuant to Section 8.1.1, 8.1.2 or 8.1.3 thereof, (ii) if the Company otherwise withdraws from or terminates the Merger Agreement or (iii) if the Company is deemed by eCom to have otherwise withdrawn from or terminated the Merger Agreement due to the Board of Directors of the Company passing a resolution that would propose to eCom any material modifications to the terms of the Merger Agreement (except if the failure to pass such resolution would violate or breach any fiduciary duty owed to the Company) or any other agreement executed and delivered by the parties pursuant to or in connection with the Merger Agreement prior to the Effective Time (as defined in the Merger Agreement).




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         2. Amendments. To the extent that the terms hereof are inconsistent with any terms of the Merger Agreement, the Loan Agreement, the Warrant Agreement, the Warrants or any other agreement or instrument between the parties, the terms of this Agreement shall supersede such inconsistent terms. If requested by eCom, the Company shall deliver to eCom new warrant certificates evidencing the terms set forth herein, upon receipt by the Company of the original warrant certificates for cancellation.

         3. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          eB2B COMMERCE, INC.

                                          By: /s/ Victor Cisario
                                              -----------------------------
                                          Name: Victor Cisario
                                          Title: Chief Financial Officer


                                          DYNAMICWEB ENTERPRISES, INC.

                                          By: /s/ Steven Vanechanos, Jr.
                                              -----------------------------
                                          Name: Steven Vanechanos, Jr.
                                          Title: Chief Executive Officer